Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
First Quarter • March 31, 2016

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp
First Quarter 2016

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the second quarter 2016 and full year 2016.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) small cell networks supported by fiber (collectively, "small cells," and together with towers, "wireless infrastructure"). Our towers have a significant presence in each of the top 100 US markets. Crown Castle owns, operates and manages approximately 40,000 towers in the US.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests.
On May 28, 2015, Crown Castle completed the sale of CCAL for an aggregate purchase price of approximately $1.6 billion. At the time of the sale, CCAL was 77.6% owned by Crown Castle. We have classified the historical balances, results of operations, and cash flows of CCAL as amounts from discontinued operations.
During the first quarter of 2016, Crown Castle changed its operating segments to consist of (1) towers and (2) small cells. Crown Castle has recast its prior period presentation to conform to its current reporting presentation.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by adding tenants on our wireless infrastructure through long-term leases. We believe that the rapid growth in wireless connectivity will result in considerable future demand for our existing wireless infrastructure. We seek to maximize additional tenancy on our wireless infrastructure by working with wireless customers to quickly provide them access to our wireless infrastructure via new tenant additions or modifications of existing tenant equipment installations (collectively, "tenant additions") to enable them to expand coverage and capacity in order to meet increasing demand for wireless connectivity. We expect increases in our site rental cash flows from tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows as our wireless infrastructure has relatively fixed operating costs (which tend to increase at the rate of inflation). Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure (which may include extensions or structural reinforcement), from which we expect to generate high incremental returns.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchase shares of our common stock from time to time;

◦	acquire or construct wireless infrastructure;

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

◦	acquire land interests under towers;

◦	make improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchase, repay or redeem our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in demand for wireless connectivity. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Dividend per share represents the last quarter annualized ("LQA") which is calculated as the most recently completed quarterly period times four.
(3) AFFO per share represents the midpoint of the full year 2016 outlook as issued on April 21, 2016.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Ba1
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	52	16	President and Chief Executive Officer
Jay A. Brown	43	16	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	54	10	Senior Vice President and Chief Operating Officer
Kenneth J. Simon	55	<1	Senior Vice President and General Counsel
Patrick Slowey	59	15	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	43	18	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	70	19
P. Robert Bartolo	Director	Audit, Compensation	44	2
Cindy Christy	Director	Compensation, NCG(1), Strategy	50	8
Ari Q. Fitzgerald	Director	Compensation, Strategy	53	13
Robert E. Garrison II	Director	Audit, Compensation	74	10
Dale N. Hatfield	Director	NCG(1), Strategy	78	14
Lee W. Hogan	Director	Audit, Compensation, Strategy	71	14
Edward C. Hutcheson	Director	Strategy	70	20
John P. Kelly	Director	Strategy	58	15
Robert F. McKenzie	Director	Audit, Strategy	72	20
Anthony J. Melone	Director	NCG(1), Strategy	55	<1
W. Benjamin Moreland	Director		52	9

(1)	Nominating & Corporate Governance Committee

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Burke & Quick Partners Frederick Moran (561) 504-0936	Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355
Credit Suisse Joseph Mastrogiovanni (212) 325-3757	Deutsche Bank Matthew Niknam (212) 250-4711	Evercore Partners Jonathan Schildkraut (212) 497-0864
Goldman Sachs Brett Feldman (212) 902-8156	Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067
Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	Stifel Matthew Heinz (443) 224-1382	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Scott Tan (212) 438-4162

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
High price(1)	$87.59	$87.24	$83.91	$83.99	$85.09
Low price(1)	$74.90	$76.64	$74.20	$77.63	$74.66
Period end closing price(2)	$86.50	$85.55	$77.25	77.82	$79.20
Dividends paid per common share	$0.885	$0.885	$0.82	$0.82	$0.82
Volume weighted average price for the period(1)	$83.74	$83.28	$78.74	$80.29	$81.05
Common shares outstanding - diluted, at period end	338	334	334	334	334
Market value of outstanding common shares, at period end(3)	$29,199	$28,554	$25,782	$25,975	$26,435

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of March 31, 2016)
Tower portfolio
Number of towers(1)	39,749
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$18
Weighted average remaining customer contract term (years)(3)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by site rental gross margin)	63% / 37%
Weighted average maturity of ground leases (years)(4)	31
Small Cells portfolio
Number of miles of fiber (in thousands)	16.5
Remaining contracted customer receivables ($ in billions)(2)	$2
Weighted average remaining customer contract term (years)(3)	6

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended March 31,
(dollars in thousands, except per share amounts)	2016	2015
Operating Data:
Net revenues
Site rental	$799,294	$731,380
Network services and other	135,090	169,091
Net revenues	$934,384	$900,471

Gross margin
Site rental	$546,673	$499,167
Network services and other	54,119	82,173
Total gross margin	$600,792	$581,340

Net income (loss) attributable to CCIC common stockholders	$36,842	$111,790
Net income (loss) attributable to CCIC common stockholders per share - diluted	$0.11	$0.34

Non-GAAP Data(5):
Adjusted EBITDA	$539,120	$529,300
FFO	316,295	356,902
AFFO	395,152	365,676
AFFO per share	$1.18	$1.10

(1)	Excludes small cells, third-party land interests and impact of the Tower Development Corporation ("TDC") acquisition which closed on April 8, 2016.

(2)	Excludes renewal terms at customers' option.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended March 31,
(dollars in thousands, except per share amounts)	2016	2015
Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$437,656	$453,058
Net cash provided by (used for) investing activities(1)	(207,746)	(219,660)
Net cash provided by (used for) financing activities	(345,592)	(172,241)

(dollars in thousands)	March 31, 2016	December 31, 2015
Balance Sheet Data (at period end):
Cash and cash equivalents	$175,702	$178,810
Property and equipment, net	9,559,397	9,580,057
Total assets	21,718,251	21,936,966
Total debt and other long-term obligations(2)	11,865,999	12,149,959
Total CCIC stockholders' equity	7,152,994	7,089,221

(dollars in thousands, except per share amounts)	Three Months Ended March 31, 2016
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.5	x
Dividend per common share	$0.885
AFFO payout ratio	75%

OUTLOOK FOR SECOND QUARTER 2016 AND FULL YEAR 2016(3)
(dollars in millions, except per share amounts)	Second Quarter 2016			Full Year 2016
Site rental revenues	$801	to	$806	$3,207	to	$3,232
Site rental cost of operations	$251	to	$256	$1,006	to	$1,031
Site rental gross margin	$547	to	$552	$2,191	to	$2,216
Adjusted EBITDA(4)	$543	to	$548	$2,193	to	$2,218
Interest expense and amortization of deferred financing costs(5)	$128	to	$133	$513	to	$533
FFO(4)	$363	to	$368	$1,428	to	$1,453
AFFO(4)	$389	to	$394	$1,585	to	$1,610
AFFO per share(4)(6)	$1.15	to	$1.16	$4.66	to	$4.73
Net income (loss)	$82	to	$115	$325	to	$424

(1)	Includes net cash used for acquisitions of approximately $22 million and $17 million for the three months ended March 31, 2016 and 2015, respectively.

(2)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

(3)	Inclusive of the impact of the TDC acquisition, which closed on April 8, 2016.

(4)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(5)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(6)
Based on diluted shares outstanding as of March 31, 2016 of approximately 338 million shares for second quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 340 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK FOR FULL YEAR 2016 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2015
Reported GAAP site rental revenues	$3,220	$3,018
Site rental straight-line revenues	(47)	(111)
Other	—	—
Site Rental Revenues, as Adjusted(1)(3)	$3,173	$2,907
Acquisitions and builds(2)	(86)
Organic Site Rental Revenues(1)(3)(4)	$3,087
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	6.7%
Site Rental Revenues, as Adjusted	9.1%
Organic Site Rental Revenues(5)	6.2%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
Midpoint of Full Year 2016 Outlook
New leasing activity	6.0%
Escalators	3.0%
Organic Site Rental Revenue Growth, before non-renewals	9.1%
Non-renewals	(2.9)%
Organic Site Rental Revenue Growth(5)	6.2%

OUTLOOK FOR FULL YEAR 2016 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2015
Reported GAAP site rental gross margin	$2,204	$2,055
Straight line revenues and expenses, net	45	(13)
Other	—	—
Site Rental Gross Margin, as Adjusted(1)(3)	$2,249	$2,042
Acquisitions and builds(2)	(65)
Organic Site Rental Gross Margin(1)(3)(4)	$2,183
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	7.3%
Site Rental Gross Margin, as Adjusted	10.1%
Organic Site Rental Gross Margin(6)	6.9%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	80.9%
Site Rental Gross Margin, as Adjusted	69.9%
Organic Site Rental Gross Margin(7)	78.6%

(1)	Includes amortization of prepaid rent.

(2)	The financial impact of acquisitions, as measured by run-rate contribution, and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(6)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(7)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$175,702	$178,810
Restricted cash	129,419	130,731
Receivables, net	254,669	313,296
Prepaid expenses	141,529	133,194
Other current assets	119,563	225,214
Total current assets	820,882	981,245
Deferred site rental receivables	1,317,898	1,306,408
Property and equipment, net	9,559,397	9,580,057
Goodwill	5,531,064	5,513,551
Other intangible assets, net	3,707,129	3,779,915
Long-term prepaid rent and other assets, net	781,881	775,790
Total assets	$21,718,251	$21,936,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$141,574	$159,629
Accrued interest	77,673	66,975
Deferred revenues	332,711	322,623
Other accrued liabilities	172,165	199,923
Current maturities of debt and other obligations	87,823	106,219
Total current liabilities	811,946	855,369
Debt and other long-term obligations	11,778,176	12,043,740
Other long-term liabilities	1,975,135	1,948,636
Total liabilities	14,565,257	14,847,745
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: March 31, 2016—337,559,718 and December 31, 2015—333,771,660	3,375	3,338
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: March 31, 2016 and December 31, 2015—9,775,000; aggregate liquidation value: March 31, 2016 and December 31, 2015—$977,500	98	98
Additional paid-in capital	9,874,862	9,548,580
Accumulated other comprehensive income (loss)	(4,977)	(4,398)
Dividends/distributions in excess of earnings	(2,720,364)	(2,458,397)
Total equity	7,152,994	7,089,221
Total liabilities and equity	$21,718,251	$21,936,966

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2016	2015
Net revenues:
Site rental	$799,294	$731,380
Network services and other	135,090	169,091
Net revenues	934,384	900,471
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	252,621	232,213
Network services and other	80,971	86,918
General and administrative	97,581	74,056
Asset write-down charges	7,959	8,555
Acquisition and integration costs	5,638	2,016
Depreciation, amortization and accretion	277,875	251,806
Total operating expenses	722,645	655,564
Operating income (loss)	211,739	244,907
Interest expense and amortization of deferred financing costs	(126,378)	(134,439)
Gains (losses) on retirement of long-term obligations	(30,550)	—
Interest income	174	56
Other income (expense)	(3,273)	(225)
Income (loss) from continuing operations before income taxes	51,712	110,299
Benefit (provision) for income taxes	(3,872)	1,435
Income (loss) from continuing operations	47,840	111,734
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	13,378
Net income (loss)	47,840	125,112
Less: Net income (loss) attributable to the noncontrolling interest	—	2,325
Net income (loss) attributable to CCIC stockholders	47,840	122,787
Dividends on preferred stock	(10,997)	(10,997)
Net income (loss) attributable to CCIC common stockholders	$36,843	$111,790

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.11	$0.30
Income (loss) from discontinued operations, basic	$—	$0.04
Net income (loss) attributable to CCIC common stockholders, basic	$0.11	$0.34
Income (loss) from continuing operations, diluted	$0.11	$0.30
Income (loss) from discontinued operations, diluted	$—	$0.04
Net income (loss) attributable to CCIC common stockholders, diluted	$0.11	$0.34

Weighted-average common shares outstanding (in thousands):
Basic	334,155	332,712
Diluted	334,929	333,485

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
(dollars in thousands)	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$702,840	$96,454		$799,294	$674,907	$56,473		$731,380
Segment network service and other revenue	125,010	10,080		135,090	156,385	12,706		169,091
Segment revenues	827,850	106,534		934,384	831,292	69,179		900,471
Segment site rental cost of operations(1)	204,565	37,483		242,048	204,633	20,513		225,146
Segment network service and other cost of operations(1)	69,989	8,035		78,024	76,191	9,454		85,645
Segment cost of operations(1)	274,554	45,518		320,072	280,824	29,967		310,791
Segment gross margin	553,296	61,016		614,312	550,468	39,212		589,680
Segment general and administrative expenses(1)	23,599	15,522	36,071	75,192	22,722	7,560	30,098	60,380
Segment operating profit	529,697	45,494	(36,071)	539,120	527,746	31,652	(30,098)	529,300
Stock-based compensation expense			30,705	30,705			16,841	16,841
Depreciation, amortization and accretion			277,875	277,875			251,806	251,806
Interest expense and amortization of deferred financing costs			126,378	126,378			134,439	134,439
Other expenses to reconcile to income (loss) from continuing operations before income taxes(2)			52,450	52,450			15,915	15,915
Income (loss) from continuing operations before income taxes				$51,712				$110,299

(1) Segment cost of operations exclude (1) stock-based compensation expense of $8.3 million and $3.2 million for the three months ended March 31, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $5.2 million for each of the three months ended March 31, 2016 and 2015. Segment general and administrative expenses exclude stock-based compensation expense of $22.4 million and $13.7 million for the three months ended March 31, 2016 and 2015, respectively.

(2)
Other expenses to reconcile to income (loss) from continuing operations before income taxes includes a loss on retirement of long-term obligations of approximately $30.6 million for the three months ended March 31, 2016.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2016	2015
Net income(1)	$47,840	$111,734
Real estate related depreciation, amortization and accretion	271,493	247,610
Asset write-down charges	7,959	8,555
Dividends on preferred stock	(10,997)	(10,997)
FFO(2)(3)(5)	$316,295	$356,902
Weighted average common shares outstanding — diluted(4)	334,929	333,485
FFO per share(2)(5)	$0.94	$1.07

FFO (from above)	$316,295	$356,902
Adjustments to increase (decrease) FFO:
Straight-line revenue	(17,335)	(30,539)
Straight-line expense	23,765	24,582
Stock-based compensation expense	30,705	16,841
Non-cash portion of tax provision	1,782	(3,592)
Non-real estate related depreciation, amortization and accretion	6,382	4,196
Amortization of non-cash interest expense	4,211	11,736
Other (income) expense	3,273	225
Gains (losses) on retirement of long-term obligations	30,550	—
Acquisition and integration costs	5,638	2,016
Capital improvement capital expenditures	(6,402)	(7,491)
Corporate capital expenditures	(3,712)	(9,198)
AFFO(2)(3)(5)	$395,152	$365,676
Weighted average common shares outstanding — diluted(4)	334,929	333,485
AFFO per share(2)(5)	$1.18	$1.10

(1)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $13 million for the three months ended March 31, 2015.

(2)	See "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Three Months Ended March 31,
(dollars in thousands)	2016	2015
Cash flows from operating activities:
Net income (loss) from continuing operations	$47,840	$111,734
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	277,875	251,806
Gains (losses) on retirement of long-term obligations	30,550	—
Amortization of deferred financing costs and other non-cash interest	4,211	11,736
Stock-based compensation expense	19,895	15,244
Asset write-down charges	7,959	8,555
Deferred income tax benefit (provision)	1,860	(3,706)
Other non-cash adjustments, net	2,166	(558)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	17,426	30,032
Decrease (increase) in assets	27,874	28,215
Net cash provided by (used for) operating activities	437,656	453,058
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(22,029)	(17,493)
Capital expenditures	(193,489)	(201,653)
Other investing activities, net	7,772	(514)
Net cash provided by (used for) investing activities	(207,746)	(219,660)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,487,451	—
Principal payments on debt and other long-term obligations	(14,152)	(31,497)
Purchases and redemptions of long-term debt	(2,876,390)	—
Borrowings under revolving credit facility	2,065,000	230,000
Payments under revolving credit facility	(2,980,000)	(65,000)
Payments for financing costs	(17,971)	(1,904)
Net proceeds from issuance of capital stock	323,798	—
Purchases of capital stock	(24,354)	(29,372)
Dividends/distributions paid on common stock	(299,090)	(273,685)
Dividends paid on preferred stock	(10,997)	(10,997)
Net (increase) decrease in restricted cash	1,113	10,214
Net cash provided by (used for) financing activities	(345,592)	(172,241)
Net increase (decrease) in cash and cash equivalents - continuing operations	(115,682)	61,157
Discontinued operations:
Net cash provided by (used for) operating activities	—	7,736
Net cash provided by (used for) investing activities	113,150	(3,100)
Net increase (decrease) in cash and cash equivalents - discontinued operations	113,150	4,636
Effect of exchange rate changes	(576)	(1,260)
Cash and cash equivalents at beginning of period	178,810	175,620	(1)
Cash and cash equivalents at end of period	$175,702	$240,153	(1)
Supplemental disclosure of cash flow information:
Interest paid	111,469	120,949
Income taxes paid	6,773	2,498

(1)	Inclusive of cash and cash equivalents included in discontinued operations.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended March 31,
(dollars in millions)	2016	2015
Reported GAAP site rental revenues	$799	$731
Site rental straight-line revenues	(17)	(31)
Other	—	—
Site Rental Revenues, as Adjusted(1)(3)	$782	$700
Acquisitions and builds(2)	(27)
Organic Site Rental Revenues(1)(3)(4)	$755
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	9.3%
Site Rental Revenues, as Adjusted	11.6%
Organic Site Rental Revenues(5)	7.8%

ORGANIC SITE RENTAL REVENUE GROWTH
Three Months Ended March 31,
2016
New leasing activity	6.8%
Escalators	3.3%
Organic Site Rental Revenue growth, before non-renewals	10.0%
Non-renewals	(2.3)%
Organic Site Rental Revenue Growth(5)	7.8%

(1)	Includes amortization of prepaid rent; see the table "Summary of Prepaid Rent Activity" on page 17 for further details.

(2)	The financial impact of acquisitions, as measured by run-rate contribution, and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted from the construction of new small cells.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended March 31,
(dollars in millions)	2016	2015
Reported GAAP site rental gross margin	$547	$499
Straight line revenues and expenses, net	6	(6)
Other	—	—
Site rental gross margin, as Adjusted(1)(2)	$553	$493
Acquisitions and builds(3)	(19)
Organic Site Rental Gross Margin(1)(2)(4)	$534
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	9.5%
Site Rental Gross Margin, as Adjusted	12.1%
Organic Site Rental Gross Margin(5)	8.2%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	69.9%
Site Rental Gross Margin, as Adjusted	73.8%
Organic Site Rental Gross Margin(6)	74.5%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	The financial impact of acquisitions, as measured by run-rate contribution, and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended March 31,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Site rental straight-line revenue	$14,896	$2,439	$17,335	$28,301	$2,238	$30,539
Site rental straight-line expenses	23,750	15	23,765	24,557	25	24,582

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended March 31,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Prepaid rent received	$42,345	$32,387	$74,732	$67,602	$50,356	$117,958
Amortization of prepaid rent	25,266	22,446	47,712	17,192	17,259	34,451

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended March 31,
	2016				2015
(dollars in thousands)	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$21,299	$—	$—	$21,299	$23,513	$—	$—	$23,513
Wireless infrastructure construction and improvements	83,474	78,603	—	162,077	101,282	60,170	—	161,452
Sustaining	6,268	1,550	2,295	10,113	8,338	2,733	5,617	16,688
Total	$111,041	$80,153	$2,295	$193,489	$133,133	$201,653	$5,617	$201,653

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM CUSTOMER LICENSES(1)(2)
	Remaining nine months	Years Ended December 31,
(as of March 31, 2016; dollars in millions)	2016	2017	2018	2019	2020
Site rental revenue (GAAP)	$2,400	$3,218	$3,241	$3,262	$3,284
Site rental straight-line revenue	(28)	27	82	137	195
Site Rental Revenues, as Adjusted	$2,372	$3,245	$3,323	$3,399	$3,479

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)(3)
	Remaining nine months	Years Ended December 31,
(as of March 31, 2016; dollars in millions)	2016	2017	2018	2019	2020
Ground lease expense (GAAP)	$514	$681	$686	$692	$699
Site rental straight-line expense	(75)	(81)	(70)	(60)	(50)
Ground Lease Expense, as Adjusted	$439	$600	$616	$632	$649

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(4)
	Remaining nine months	Years Ended December 31,
(as of March 31, 2016; dollars in millions)	2016	2017	2018	2019	2020
AT&T	$29	$22	$41	$38	$51
Sprint	39	46	38	42	28
T-Mobile	20	26	34	27	24
Verizon	11	18	20	20	27
All Others Combined	36	34	34	30	33
Total	$135	$146	$167	$157	$163

(1)
Based on customer licenses as of March 31, 2016. All customer licenses are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(2)	Inclusive of the impact of the TDC acquisition, which closed on April 8, 2016.

(3)	Based on existing ground leases as of March 31, 2016. CPI-linked leases are assumed to escalate at 3% per annum.

(4)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2016	2017	Thereafter	Total
$55-$65	$60-$70	$50-$70	$165-$205

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2015	2014	2013	2012	2011
3.6%	2.6%	1.7%	2.2%	2.0%

CUSTOMER OVERVIEW
(as of March 31, 2016)	Percentage of Q1 2016 LQA Site Rental Revenues	Weighted Average Current Term Remaining(3)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	29%	7	BBB+ / Baa1
T-Mobile	22%	6	BB
Sprint	19%	5	B / B3
Verizon	18%	7	BBB+ / Baa1
All Others Combined	12%	4	N/A
Total / Weighted Average	100%	6

(1)	Estimated impact to site rental revenues in the applicable period based on the anticipated timing and amount of decommissioning activity, as of March 31, 2016.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of March 31, 2016; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of March 31, 2016; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of March 31, 2016)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES OPERATED GREATER THAN 10 YEARS	SITES OPERATED LESS THAN OR EQUAL TO 10 YEARS

Average: 2.7	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of March 31, 2016)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of March 31, 2016; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of LQA Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$349	13%	$196	10%	5,685	14%
10 to 20 years	475	17%	252	13%	8,721	22%
Greater 20 years	1,166	42%	778	40%	16,511	42%
Total leased	$1,991	72%	$1,226	63%	30,917	78%	31

Owned	768	28%	710	37%	8,832	22%
Total / Average	$2,759	100%	$1,936	100%	39,749	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended March 31, 2016
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	455
Average number of years extended	34
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.2%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	131
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$30
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%

(1)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as Reported 3/31/2016	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$176

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(3)	1,600	Fixed	Secured	6.0%		Various(6)
Senior Secured Tower Revenue Notes, Series 2010-5-2010-6(3)	1,300	Fixed	Secured	4.7%		Various(6)
Senior Secured Tower Revenue Notes, Series 2015-1-2015-2(3)	1,000	Fixed	Secured	3.5%		Various(6)
2012 Secured Notes(4)	1,500	Fixed	Secured	3.4%		2017/2023
Senior Secured Notes, Series 2009-1(5)	137	Fixed	Secured	7.7%		Various(6)
Capital Leases & other debt	216	Various	Secured	Various		Various
Total secured debt	$5,753			4.4%	2.7x
Senior Unsecured Revolving Credit Facility(7)	210	Floating	Unsecured	1.8%		2021
Senior Unsecured Term Loan A	2,000	Floating	Unsecured	1.8%		2021
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
2016 Senior Notes(8)	1,500	Fixed	Unsecured	4.0%		2021/2026
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
Total unsecured debt	$6,210			3.7%	2.9x
Total net debt	$11,787			4.1%	5.5x
Preferred Stock, at liquidation value	978
Market Capitalization(9)	29,199
Firm Value(10)	$41,964

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the Senior Secured Tower Revenue Notes 2010-2, 2010-3 and Senior Secured Tower Revenue Notes 2010-5, and 2010-6 ("2010 Tower Revenue Notes") and Senior Secured Tower Revenue Notes 2015-1 and 2015-2 ("2015 Tower Revenue Notes") are not paid in full on or prior to 2017, 2020, 2022 and 2025, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes and 2015 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes and 2015 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-5 and 2010-6 consist of two series of notes with principal amounts of $300 million and $1.0 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2015-1 and 2015-2 consist of two series of notes with principal amounts of $300 million and $700 million, having anticipated repayment dates in 2022 and 2025, respectively.

(4)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2023.

(5)
The Senior Secured Notes, Series 2009-1 consist of $66.8 million of principal as of March 31, 2016 that amortizes through 2019, and $70 million of principal as of March 31, 2016 that amortizes during the period beginning in 2019 and ending in 2029.

(6)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(7)	As of March 31, 2016, the undrawn availability under the $2.5 billion Revolving Credit Facility is $2.3 billion.

(8)	The 2016 Senior Notes consist of $600 million aggregate principal amount of 3.4% senior notes due 2021 and $900 million aggregate principal amount of 4.45% senior notes due 2026.

(9)	Market capitalization calculated based on $86.50 closing price and 337.6 million shares outstanding as of March 31, 2016.

(10)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed
Variable
19%
81%
(as of March 31, 2016; dollars in millions)
$17
$35
$385
$835
$47
$60
$60
$56
$1,329
$1,104
$2,364
$4
$1,154
$4
$2,653
$4
$4
$4
$1,633
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
Thereafter
Fixed
Variable

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(1)
(dollars in thousands)	March 31, 2016
Cash and cash equivalents(2)	$175,702
Undrawn revolving credit facility availability(3)	2,290,000
Restricted cash	134,419
Debt and other long-term obligations(4)	11,865,999
Total equity	7,152,994

(1)
In addition in August 2015, we established an At-The-Market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $500.0 million to or through sales agents. As of March 31, 2016, 3.8 million shares of common stock were sold under the ATM Program.

(2)	Exclusive of restricted cash.

(3)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our Senior Unsecured Credit Facility.

(4)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement	As of March 31, 2016
Maintenance Financial Covenants(2)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x	5.4x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x	2.6x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(3)	N/A	N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.4x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.4x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.4x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.4x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x	3.8x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(3)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of March 31, 2016
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	5.6x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	5.6x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining nine months,	Years Ended December 31,
(as of March 31, 2016; dollars in millions)	2016	2017	2018
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$9,522	$9,503	$9,483
Current Interest Payment Obligations(3)	331	440	439
Effect of 0.125% Change in Interest Rates(4)	—	<1	1
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$2,173	$2,123	$2,035
Current Interest Payment Obligations(5)	32	46	50
Effect of 0.125% Change in Interest Rates(6)	2	3	3

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of March 31, 2016. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s senior unsecured credit rating.

(6)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of March 31, 2016 plus 12.5 bps.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Segment Gross Margin. Crown Castle defines segment gross margin as segment revenue less segment operating expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Operating Profit. Crown Castle defines segment operating profit as Segment Gross Margin less general and administrative expenses attributable to the respective segment.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.
Amounts reflected herein are adjusted to reflect the sale of our CCAL segment as discontinued operations following the sale on May 28, 2015. See page 2.
Amounts reflected herein are exclusive of the TDC acquisition, which closed on April 8, 2016 unless otherwise noted.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Adjusted EBITDA for the three and three months ended March 31, 2016 and 2015 is computed as follows:

	Three Months Ended March 31,
(dollars in thousands)	2016	2015
Net income (loss)	$47,840	$125,112
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	(13,378)
Asset write-down charges	7,959	8,555
Acquisition and integration costs	5,638	2,016
Depreciation, amortization and accretion	277,875	251,806
Amortization of prepaid lease purchase price adjustments	5,204	5,174
Interest expense and amortization of deferred financing costs(1)	126,378	134,439
Gains (losses) on retirement of long-term obligations	30,550	—
Interest income	(174)	(56)
Other income (expense)	3,273	225
Benefit (provision) for income taxes	3,872	(1,435)
Stock-based compensation expense	30,705	16,842
Adjusted EBITDA(2)	$539,120	$529,300

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows(4):

	Q2 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Net income (loss)	$82	to	$115	$325	to	$424
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$33	to	$43
Acquisition and integration costs	$3	to	$6	$15	to	$20
Depreciation, amortization and accretion	$270	to	$275	$1,084	to	$1,104
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs(1)	$128	to	$133	$513	to	$533
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Interest income	$(2)	to	$0	$(3)	to	$(1)
Other income (expense)	$(5)	to	$(2)	$(8)	to	$(6)
Benefit (provision) for income taxes	$5	to	$9	$16	to	$24
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(2)	$543	to	$548	$2,193	to	$2,218

The components of interest expense and amortization of deferred financing costs for the quarters ending March 31, 2016 and 2015 are as follows:

	Three Months Ended March 31,
(dollars in thousands)	2016	2015
Interest expense on debt obligations	$122,167	$122,703
Amortization of deferred financing costs and adjustments on long-term debt	5,106	4,738
Amortization of interest rate swaps(3)	—	7,491
Other, net	(895)	(493)
Interest expense and amortization of deferred financing costs	$126,378	$129,877

The components of interest expense and amortization of deferred financing costs for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q2 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$125	to	$127	$501	to	$511
Amortization of deferred financing costs	$4	to	$6	$17	to	$19
Amortization of adjustments on long-term debt	$0	to	$1	$1	to	$3
Other, net	$(1)	to	$(1)	$(4)	to	$(2)
Interest expense and amortization of deferred financing costs	$128	to	$133	$513	to	$533

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(3)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

(4)	Inclusive of the impact of the TDC acquisition, which closed on April 8, 2016.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended March 31, 2016 and 2015 are computed as follows:

	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2016	2015
Net income(1)	$47,840	$111,734
Real estate related depreciation, amortization and accretion	271,493	247,610
Asset write-down charges	7,959	8,555
Dividends on preferred stock	(10,997)	(10,997)
FFO(2)(3)(5)	$316,295	$356,902

FFO (from above)	$316,295	$356,902
Adjustments to increase (decrease) FFO:
Straight-line revenue	(17,335)	(30,539)
Straight-line expense	23,765	24,582
Stock-based compensation expense	30,705	16,841
Non-cash portion of tax provision	1,782	(3,592)
Non-real estate related depreciation, amortization and accretion	6,382	4,196
Amortization of non-cash interest expense	4,211	11,736
Other (income) expense	3,273	225
Gains (losses) on retirement of long-term obligations	30,550	—
Acquisition and integration costs	5,638	2,016
Capital improvement capital expenditures	(6,402)	(7,491)
Corporate capital expenditures	(3,712)	(9,198)
AFFO(2)(3)(5)	$395,152	$365,676
Weighted average common shares outstanding — diluted(4)	334,929	333,485
AFFO per share(2)(5)	$1.18	$1.10

(1)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $13 million for the three months ended March 31, 2015.

(2)	See “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2015, 2014, 2012, 2011, 2010, 2009, 2008 and 2007 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2015	2014	2013	2012	2011	2010	2009	2008
Net income(1)	$525,286	$346,314	$60,001	$124,997	$145,070	$(330,183)	$(128,893)	$(60,675)
Real estate related depreciation, amortization and accretion	1,018,303	971,562	730,076	572,007	503,388	496,584	494,191	491,459
Asset write-down charges	33,468	14,246	13,595	15,226	21,986	13,243	18,611	16,696
Adjustment for noncontrolling interest(2)	—	—	—	268	349	—	—	—
Dividends on preferred stock	(43,988)	(43,988)	—	(2,481)	(19,487)	(19,878)	(19,878)	(19,878)
FFO(4)(5)(7)	$1,533,069	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602

FFO (from above)	$1,533,069	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602
Adjustments to increase (decrease) FFO:
Straight-line revenue	(111,263)	(183,393)	(212,856)	(248,227)	(195,456)	(149,314)	(90,269)	(28,133)
Straight-line expense	98,738	101,890	78,619	52,271	38,141	37,617	37,469	39,172
Stock-based compensation expense	67,148	56,431	39,031	41,785	32,611	36,541	29,225	25,897
Non-cash portion of tax provision(3)	(63,935)	(19,490)	185,723	(64,939)	4,970	(29,033)	(78,304)	(106,857)
Non-real estate related depreciation, amortization and accretion	17,875	14,219	11,266	19,421	19,293	16,848	7,825	7,375
Amortization of non-cash interest expense	37,126	80,854	99,244	109,337	102,944	85,454	61,357	24,831
Other (income) expense	(57,028)	(11,992)	3,902	5,363	5,603	824	(1,139)	61,837
Gains (losses) on retirement of long-term obligations	4,157	44,629	37,127	131,974	—	138,367	91,079	(42)
Net gain (loss) on interest rate swaps	—	—	—	—	—	286,435	92,966	37,888
Acquisition and integration costs	15,678	34,145	25,574	18,216	3,310	2,102	—	2,504
Adjustment for noncontrolling interest(2)	—	—	—	(268)	(349)	—	—	—
Capital improvement capital expenditures	(46,789)	(31,056)	(17,520)	(19,997)	(12,442)	(13,727)	(17,355)	(13,780)
Corporate capital expenditures	(58,142)	(50,317)	(27,099)	(14,049)	(8,421)	(8,392)	(9,335)	(12,039)
AFFO(4)(5)(7)	$1,436,635	$1,324,054	$1,026,684	$740,901	$641,510	$563,487	$487,550	$466,255
Weighted average common shares outstanding — diluted(6)	334,062	333,265	299,293	291,270	285,947	287,764	286,622	282,007
AFFO per share(4)(7)	$4.30	$3.97	$3.43	$2.54	$2.24	$1.96	$1.70	$1.66

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.
(2)    Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(4)	See "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(5)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(6)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(7)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended June 30, 2015 and 2014 are computed as follows:

	Three Months Ended June 30,
(in thousands of dollars, except share and per share amounts)	2015	2014
Net income(1)	$166,526	$25,304
Real estate related depreciation, amortization and accretion	248,918	243,094
Asset write-down charges	3,620	3,105
Dividends on preferred stock	(10,997)	(10,997)
FFO(2)(3)(5)	$408,067	$260,506

FFO (from above)	$408,067	$260,506
Adjustments to increase (decrease) FFO:
Straight-line revenue	(31,326)	(49,774)
Straight-line expense	24,981	26,717
Stock-based compensation expense	15,975	17,883
Non-cash portion of tax provision	(10,783)	(5,060)
Non-real estate related depreciation, amortization and accretion	4,235	3,489
Amortization of non-cash interest expense	12,068	20,604
Other (income) expense	(194)	5,920
Gains (losses) on retirement of long-term obligations	4,181	44,629
Gains (losses) on foreign currency swaps	(59,779)	—
Acquisition and integration costs	2,377	19,125
Capital improvement capital expenditures	(10,662)	(4,148)
Corporate capital expenditures	(16,757)	(7,619)
AFFO(2)(3)(5)	$342,385	$332,274
Weighted average common shares outstanding — diluted(4)	333,733	333,081
AFFO per share(2)(5)	$1.03	$1.00

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.

(2)	See "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows(6):

	Q2 2016			Full Year 2016
(in millions of dollars, except share and per share amounts)	Outlook			Outlook
Net income	$82	to	$115	$325	to	$424
Real estate related depreciation, amortization and accretion	$265	to	$268	$1,060	to	$1,075
Asset write-down charges	$9	to	$11	$33	to	$43
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(2)(3)(5)	$363	to	$368	$1,428	to	$1,453

FFO (from above)	$363	to	$368	$1,428	to	$1,453
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(20)	to	$(15)	$(54)	to	$(39)
Straight-line expense	$21	to	$26	$84	to	$99
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$0	to	$5	$4	to	$19
Non-real estate related depreciation, amortization and accretion	$5	to	$7	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$14	to	$20
Other (income) expense	$(5)	to	$(2)	$(8)	to	$(6)
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Acquisition and integration costs	$3	to	$6	$15	to	$20
Capital improvement capital expenditures	$(7)	to	$(5)	$(46)	to	$(41)
Corporate capital expenditures	$(11)	to	$(9)	$(34)	to	$(29)
AFFO(2)(3)(5)	$389	to	$394	$1,585	to	$1,610
Weighted-average common shares outstanding—diluted(1)(4)	338.3			340.3
AFFO per share(2)(5)	$1.15	to	$1.16	$4.66	to	$4.73

(1)
Based on diluted shares outstanding as of March 31, 2016 of approximately 338 million shares for second quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 340 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count other than as discussed in footnote (1).

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(6)	Inclusive of the impact of the TDC acquisition, which closed on April 8, 2016.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

The historical operating results for our operating segments are as follows:

	Three Months Ended
(Dollars in thousands; unaudited)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Towers
Segment site rental revenues	693,898	686,934	678,306	674,907	672,414	667,337	665,971	672,211
Segment network service and other revenue	145,972	138,566	150,732	156,385	179,978	170,630	158,662	122,516
Segment revenues	839,870	825,500	829,038	831,292	852,392	837,967	824,633	794,727
Segment site rental cost of operations(1)	206,449	209,056	207,037	204,633	204,143	206,885	204,650	198,654
Segment network service and other cost of operations(1)	79,861	75,302	77,671	76,191	102,823	96,121	93,590	67,367
Segment cost of operations(1)	286,310	284,358	284,708	280,824	306,966	303,006	298,240	266,021
Segment gross margin	553,560	541,142	544,330	550,468	545,426	534,961	526,393	528,706
Segment general and administrative expenses(1)	23,654	22,994	22,529	22,722	21,794	21,416	18,541	16,772
Segment operating profit	529,906	518,148	521,801	527,746	523,632	513,545	507,852	511,934
Small Cells
Segment site rental revenues	91,438	77,672	58,785	56,473	51,002	50,285	44,813	42,581
Segment network service and other revenue	14,528	14,935	11,614	12,706	22,475	4,630	8,797	4,454
Segment revenues	105,966	92,607	70,399	69,179	73,477	54,915	53,610	47,035
Segment site rental cost of operations(1)	33,377	30,449	22,856	20,513	18,751	17,157	14,185	15,189
Segment network service and other cost of operations(1)	13,128	10,213	10,367	9,454	20,997	4,536	6,379	3,751
Segment cost of operations(1)	46,505	40,662	33,223	29,967	39,748	21,693	20,564	18,940
Segment gross margin	59,461	51,945	37,176	39,212	33,729	33,222	33,046	28,095
Segment general and administrative expenses(1)	12,715	10,194	7,910	7,560	8,044	6,236	5,644	5,945
Segment operating profit	46,746	41,751	29,266	31,652	25,685	26,986	27,402	22,150

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

	Three Months Ended
(Dollars in thousands; unaudited)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Other
Segment site rental revenues	—	—	—	—	—	—	—	—
Segment network service and other revenue	—	—	—	—	—	—	—	—
Segment revenues	—	—	—	—	—	—	—	—
Segment site rental cost of operations(1)	—	—	—	—	—	—	—	—
Segment network service and other cost of operations(1)	—	—	—	—	—	—	—	—
Segment cost of operations(1)	—	—	—	—	—	—	—	—
Segment gross margin	—	—	—	—	—	—	—	—
Segment general and administrative expenses(1)	36,854	30,744	30,140	30,098	29,728	26,928	25,714	25,554
Segment operating profit	(36,854)	(30,744)	(30,140)	(30,098)	(29,728)	(26,928)	(25,714)	(25,554)
Stock-based compensation expense	17,866	16,466	15,975	16,841	13,234	13,358	17,884	11,956
Depreciation, amortization and accretion	269,558	261,661	253,153	251,806	246,816	247,206	246,584	245,175
Interest expense and amortization of deferred financing costs	128,346	129,877	134,466	134,439	141,070	141,288	144,534	146,400
Other expenses to reconcile to income (loss) before income taxes	23,377	20,654	(45,049)	15,915	(7,034)	14,573	78,335	14,813
Income (loss) before income taxes	100,651	100,497	162,382	110,299	125,503	97,178	22,203	90,186

(1)
Segment cost of operations exclude (1) stock-based compensation expense of $4.0 million, $3.7 million, $3.4 million, $3.1 million, $2.7 million, $2.7 million, $4.5 million and $1.6 million for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively and (2) prepaid lease purchase price adjustments of $5.1 million, $5.1 million, $5.1 million, $5.2 million, $5.4 million, $5.0 million, $5.7 million and $3.9 million for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $13.8 million, $12.8 million, $12.5 million, $13.7 million, $10.6 million, $10.6 million, $13.4 million and $10.4 million for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

	Twelve Months Ended December 31,
(Dollars in thousands; unaudited)	2015	2014
Towers
Segment site rental revenues	2,734,045	2,677,933
Segment network service and other revenue	591,655	631,786
Segment revenues	3,325,700	3,309,719
Segment site rental cost of operations(1)	827,175	814,332
Segment network service and other cost of operations(1)	309,025	359,901
Segment cost of operations(1)	1,136,200	1,174,233
Segment gross margin	2,189,500	2,135,486
Segment general and administrative expenses(1)	91,899	78,523
Segment operating profit	2,097,601	2,056,963

Small Cells
Segment site rental revenues	284,368	188,681
Segment network service and other revenue	53,783	40,356
Segment revenues	338,151	229,037
Segment site rental cost of operations(1)	107,195	65,282
Segment network service and other cost of operations(1)	43,162	35,663
Segment cost of operations(1)	150,357	100,945
Segment gross margin	187,794	128,092
Segment general and administrative expenses(1)	38,379	25,869
Segment operating profit	149,415	102,223

Other
Segment site rental revenues	—	—
Segment network service and other revenue	—	—
Segment revenues	—	—
Segment site rental cost of operations(1)	—	—
Segment network service and other cost of operations(1)	—	—
Segment cost of operations(1)	—	—
Segment gross margin	—	—
Segment general and administrative expenses(1)	127,836	107,924
Segment operating profit	(127,836)	(107,924)
Stock-based compensation expense	67,148	56,432
Depreciation, amortization and accretion	1,036,178	985,781
Interest expense and amortization of deferred financing costs	527,128	573,292
Other expenses to reconcile to income (loss) before income taxes	14,897	100,687
Income (loss) before income taxes	473,829	335,070

(1)
Segment cost of operations exclude (1) stock-based compensation expense of $14.3 million and $11.5 million for the years ended December 31, 2014 and 2015, respectively and (2) prepaid lease purchase price adjustments of $20.5 million and $20.0 million for the years ended December 31, 2014 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $52.8 million and $45.0 million for the years ended December 31, 2014 and 2015, respectively.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended March 31,
(dollars in millions)	2016		2015
Total face value of debt	$11,962.6		$12,071.3
Ending cash and cash equivalents	175.7		240.2
Total net debt	$11,786.9		$11,831.1

Adjusted EBITDA for the three months ended March 31,	$539.1		$529.3
Last quarter annualized Adjusted EBITDA	2,156.5		2,117.2
Net debt to Last Quarter Annualized Adjusted EBITDA	5.5	x	5.6	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended March 31,
(dollars in thousands)	2016		2015
Adjusted EBITDA	$539,120		$529,300
Interest expense on debt obligations	122,167		122,703
Interest Coverage Ratio	4.4	x	4.3	x
AFFO Payout Ratio Calculation:

	Three Months Ended March 31,
(per share)	2016	2015
Dividend per share	$0.89	$0.82
AFFO per share	$1.18	$1.10
AFFO Payout Ratio(1)	75%	75%

(1)	AFFO is calculated exclusive of income from discontinued operations and related noncontrolling interest. See page 2.